BANKWELL FINANCIAL GROUP REPORTS RECORD FIRST QUARTER NET INCOME OF $3.7 MILLION OR $0.48 PER SHARE, EXCEEDS 10% RETURN ON EQUITY AND DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 26, 2017 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.7 million or $0.48 per share for the first quarter of 2017, versus $3.0 million or $0.40 per share for the same period in 2016.
The Company's Board of Directors declared a $0.07 per share cash dividend, payable May 26, 2017 to shareholders of record on May 16, 2017.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Bankwell has begun the year with an outstanding first quarter performance. Our strategy of disciplined growth continues to succeed as we increased loan balances at an annualized rate of 18%. We also achieved an important goal by crossing the 10% ROE threshold. Further, we are honored to have been recognized as the only Connecticut bank to be included in the 'Top 100 Best Performing Community Banks of 2016' nationwide by S & P Global."
"I congratulate my colleagues, whose teamwork and dedication to an outstanding customer experience, made these results possible. With a solid start to the year we look forward to continuing this momentum and to provide another year of strong earnings for our shareholders."
First Quarter 2017 Highlights:

•	First quarter total revenue (net interest income plus non-interest income) reached $14.2 million versus $12.1 million in the same period last year, an 18% increase.
•	First quarter diluted earnings per share were $0.48, an increase of 20% compared to the first quarter of 2016.
•	Return on average assets reached 0.93% for the quarter ended March 31, 2017 compared to 0.89% for the quarter ended March 31, 2016.
•	Return on average tangible common equity reached 10.33% in the first quarter of 2017 compared to 9.23% for the quarter ended March 31, 2016.
•	The tangible book value per common share at March 31, 2017 was $19.44, a 9% increase over March 31, 2016.
•	Tax equivalent net interest margin was 3.35% for the first quarter of 2017.
•	The efficiency ratio was 58.3% for the first quarter of 2017.
•	Total gross loans exceeded $1.4 billion and grew at an annualized rate of 18% during the first quarter of 2017.
•	Total assets approached $1.7 billion and grew at an annualized rate of 11% during the first quarter of 2017.
•	Total deposits exceeded $1.3 billion and grew at an annualized rate of 12% during the first quarter of 2017.
•	The allowance for loan losses was $18.5 million and represents 1.30% of total loans.
•	Nonperforming assets represented 0.28% of total assets as of March 31, 2017.
•	Investment securities totaled $104.2 million and represent 6% of total assets.

Earnings
Net income for the quarter ended March 31, 2017 was $3.7 million, an increase of 24% compared to the quarter ended March 31, 2016. Revenues (net interest income plus non-interest income) for the quarter ended March 31, 2017 were $14.2 million, an increase of 18% compared to the quarter ended March 31, 2016. Net interest income for the quarter ended March 31, 2017 was $12.9 million, an increase of 14% compared to the quarter ended March 31, 2016. Our strong net income, revenues and net interest income growth were fueled by continued earning asset growth.
Basic and diluted earnings per share for the quarter ended March 31, 2017 were $0.49 and $0.48, respectively, compared to $0.40 basic and diluted for the quarter ended March 31, 2016.
The Company's efficiency ratios for the quarters ended March 31, 2017 and March 31, 2016 were 58.3% and 57.7%, respectively. The slight increase in the efficiency ratio was driven by an increase in non-interest expense.
Noninterest Income and Expense
Noninterest income increased $594 thousand or 88% to $1.3 million for the three months ended March 31, 2017 compared to the three months ended March 31, 2016. The increase in noninterest income was primarily driven by an increase in gains and fees from the sales of loans and a gain on sale of available for sale securities. Gain and fees from the sale of loans totaled $324 thousand for the quarter ended March 31, 2017 compared to $110 thousand for the same period in 2016, an increase of $214 thousand. The gain on sale of available for sale securities totaled $165 thousand for the quarter ended March 31, 2017 compared to no gain for the same period in 2016.
Noninterest expense increased $1.2 million or 16% for the three months ended March 31, 2017 compared to the three months ended March 31, 2016. The increase was primarily driven by an increase in other expense and an increase in occupancy and equipment expense. Other expenses totaled $836 thousand for the quarter ended March 31, 2017 compared to $513 thousand for the same period in 2016, an increase of $323 thousand. The increase in other expenses was primarily due to the reserve on unfunded commitments. Occupancy and equipment expense totaled $1.7 million for the quarter ended March 31, 2017 compared to $1.4 million for the same period in 2016, an increase of $284 thousand. The increase in occupancy and equipment expense was primarily driven by increases in IT related expenses, one time charges relating to back office consolidation activity and maintenance costs for our recently acquired HQ building.
Financial Condition
Assets approached $1.7 billion at March 31, 2017, an annualized increase of 11% compared to assets of $1.6 billion at December 31, 2016. This increase reflects strong organic loan growth. Total gross loans were $1.4 billion at March 31, 2017, an annualized increase of 18% compared to December 31, 2016, driven by growth in commercial real estate loans of $41.6 million. Deposits increased to $1.3 billion, an annualized increase of 12% over December 31, 2016.
Asset Quality
Asset quality remained exceptionally strong at March 31, 2017.  Non-performing assets as a percentage of total assets was 0.28% at March 31, 2017, up slightly from 0.20% at December 31, 2016.  The allowance for loan losses at March 31, 2017 was $18.5 million, representing 1.30% of total loans.
Capital
Shareholders' equity totaled $149.7 million as of March 31, 2017, an increase of $3.8 million compared to December 31, 2016, primarily a result of net income for the quarter ended March 31, 2017 of $3.7 million. As of March 31, 2017, the tangible common equity ratio and tangible book value per share were 8.78% and $19.44, respectively.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures table. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)
	March 31,	December 31,	March 31,
	2017	2016	2016
Assets
Cash and due from banks	$ 63,675	$ 96,026	$ 69,512
Federal funds sold	10,280	329	3,194
Cash and cash equivalents	73,955	96,355	72,706

Held to maturity investment securities, at amortized cost	16,808	16,859	17,010
Available for sale investment securities, at fair value	87,434	87,751	91,528
Loans held for sale	-	254	-
Loans receivable (net of allowance for loan losses of $18,511, $17,982 and $14,810 at March 31, 2017, December 31, 2016
and March 31, 2016, respectively)	1,406,407	1,343,895	1,177,905
Foreclosed real estate	272	272	878
Accrued interest receivable	5,180	4,958	4,370
Federal Home Loan Bank stock, at cost	8,033	7,943	7,158
Premises and equipment, net	17,618	17,835	10,830
Bank-owned life insurance	38,740	33,448	23,929
Goodwill	2,589	2,589	2,589
Other intangible assets	469	501	612
Deferred income taxes, net	8,954	9,085	8,814
Other assets	5,783	7,174	1,881
Total assets	$ 1,672,242	$ 1,628,919	$ 1,420,210

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 170,572	$ 187,593	$ 165,968
Interest-bearing	1,156,888	1,101,444	927,766
Total deposits	1,327,460	1,289,037	1,093,734

Advances from the Federal Home Loan Bank	160,000	160,000	160,000
Subordinated debentures	25,064	25,051	25,012
Accrued expenses and other liabilities	10,046	8,936	6,856
Total liabilities	1,522,570	1,483,024	1,285,602

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized, 7,638,706, 7,620,663 and 7,530,791 shares issued at March 31, 2017, December 31, 2016
and March 31, 2016, respectively	115,823	115,353	113,052
Retained earnings	32,820	29,652	21,578
Accumulated other comprehensive income (loss)	1,029	890	(22)
Total shareholders' equity	149,672	145,895	134,608

Total liabilities and shareholders' equity	$ 1,672,242	$ 1,628,919	$ 1,420,210

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)	For the Quarter Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Interest and dividend income
Interest and fees on loans	$ 15,513	$ 15,910	$ 13,283
Interest and dividends on securities	809	657	684
Interest on cash and cash equivalents	114	75	37
Total interest income	16,436	16,642	14,004

Interest expense
Interest expense on deposits	2,581	2,438	1,740
Interest on borrowings	907	916	866
Total interest expense	3,488	3,354	2,606

Net interest income	12,948	13,288	11,398

Provision for loan losses	543	748	646

Net interest income after provision for loan losses	12,405	12,540	10,752

Noninterest income
Gains and fees from sales of loans	324	79	110
Bank owned life insurance	291	171	174
Service charges and fees	240	242	245
Net gain (loss) on sale of available for sale securities	165	(207)	-
Other	246	116	143
Total noninterest income	1,266	401	672

Noninterest expense
Salaries and employee benefits	3,929	4,419	3,811
Occupancy and equipment	1,692	1,576	1,408
Data processing	445	402	407
Professional services	412	397	366
FDIC insurance	383	146	169
Marketing	266	304	139
Director fees	233	135	155
Amortization of intangibles	31	32	40
Foreclosed real estate	7	8	72
Other	836	349	513
Total noninterest expense	8,234	7,768	7,080

Income before income tax expense	5,437	5,173	4,344

Income tax expense	1,735	1,850	1,353

Net income	$ 3,702	$ 3,323	$ 2,991

Net income attributable to common shareholders	$ 3,702	$ 3,323	$ 2,991

Earnings Per Common Share:
Basic	$ 0.49	$ 0.44	$ 0.40
Diluted	0.48	0.43	0.40

Weighted Average Common Shares Outstanding:
Basic	7,525,268	7,418,820	7,380,217
Diluted	7,632,123	7,560,319	7,431,747
Dividends per common share	$ 0.07	$ 0.07	$ 0.05

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Quarter Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Performance ratios:
Return on average assets	0.93%	0.84%	0.89%
Return on average stockholders' equity	10.12%	9.23%	9.01%
Return on average tangible common equity	10.33%	9.44%	9.23%
Net interest margin	3.35%	3.55%	3.54%
Efficiency ratio (1)	58.3%	55.6%	57.7%

Net loan charge-offs as a % of average loans	0.00%	0.00%	0.00%

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	11.16%	11.59%	12.24%
Total Capital to Risk-Weighted Assets (2)	12.41%	12.85%	13.48%
Tier I Capital to Risk-Weighted Assets (2)	11.16%	11.59%	12.24%
Tier I Capital to Average Assets (2)	10.06%	10.10%	10.85%
Tangible common equity to tangible assets	8.78%	8.78%	9.27%

Tangible book value per common share (3)	$ 19.44	$ 18.98	$ 17.78

Asset quality:
Nonaccrual loans	$ 4,434	$ 2,937	$ 3,398
Other real estate owned	272	272	878
Total non-performing assets	$ 4,706	$ 3,209	$ 4,276

Loans past due 90 days and still accruing	$ -	$ -	$ 89

Nonperforming loans as a % of total loans	0.31%	0.22%	0.28%

Nonperforming assets as a % of total assets	0.28%	0.20%	0.30%

Allowance for loan losses as a % of total loans	1.30%	1.32%	1.24%

Allowance for loan losses as a % of nonperforming loans	417.48%	612.26%	435.84%

(1)
Efficiency ratio is defined as noninterest expense, less merger and acquisition related expenses, other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(3)	Excludes unvested restricted stock awards of 98,176, 96,594 and 138,423 as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,	QTD	YTD
Period End Loan Composition	2017	2016	2016	% Change	% Change
Residential Real Estate	$ 181,034	$ 181,310	$ 184,134	-0.2%	-1.7%
Commercial Real Estate	886,933	845,322	751,571	4.9%	18.0%
Construction	107,766	107,441	82,528	0.3%	30.6%
Home equity	14,108	14,419	15,789	-2.2%	-10.6%
Total Real Estate Loans	1,189,841	1,148,492	1,034,022	3.6%	15.1%

Commercial Business	237,827	215,914	160,903	10.1%	47.8%

Consumer	1,063	1,533	1,552	-30.7%	-31.5%
Total Loans	$ 1,428,731	$ 1,365,939	$ 1,196,477	4.6%	19.4%

	March 31,	December 31,	March 31,	QTD	YTD
Period End Deposit Composition	2017	2016	2016	% Change	% Change
Noninterest-bearing demand	$ 170,572	$ 187,593	$ 165,968	-9.1%	2.8%
NOW	57,077	53,851	62,639	6.0%	-8.9%
Money Market	367,241	349,131	316,440	5.2%	16.1%
Savings	117,395	96,601	73,987	21.5%	58.7%
Time	615,175	601,861	474,700	2.2%	29.6%
Total Deposits	$ 1,327,460	$ 1,289,037	$ 1,093,734	3.0%	21.4%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)
	For the Quarter Ended
Noninterest income	March 31,	December 31,	March 31,	Mar 17 vs. Dec 16	Mar 17 vs. Mar 16
	2017	2016	2016	% Change	% Change
Gains and fees from sales of loans	$ 324	$ 79	$ 110	310.1%	194.5%
Bank owned life insurance	291	171	174	70.2%	67.2%
Service charges and fees	240	242	245	-0.8%	-2.0%
Net gain (loss) on sale of available for sale securities	165	(207)	-	-179.7%	100.0%
Other	246	116	143	112.1%	72.0%
Total noninterest income	$ 1,266	$ 401	$ 672	215.7%	88.4%

	For the Quarter Ended
Noninterest expense	March 31,	December 31,	March 31,	Mar 17 vs. Dec 16	Mar 17 vs. Mar 16
	2017	2016	2016	% Change	% Change
Salaries and employee benefits	$ 3,929	$ 4,419	$ 3,811	-11.1%	3.1%
Occupancy and equipment	1,692	1,576	1,408	7.4%	20.2%
Data processing	445	402	407	10.7%	9.3%
Professional services	412	397	366	3.8%	12.6%
FDIC insurance	383	146	169	162.3%	126.6%
Marketing	266	304	139	-12.5%	91.4%
Director fees	233	135	155	72.6%	50.3%
Amortization of intangibles	31	32	40	-3.1%	-22.5%
Foreclosed real estate	7	8	72	-12.5%	-90.3%
Other	836	349	513	139.5%	63.0%
Total noninterest expense	$ 8,234	$ 7,768	$ 7,080	6.0%	16.3%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	3/31/2017	12/31/2016	03/31/2016
Total Equity	$ 149,672	$ 145,895	$ 134,608
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	469	501	612
Tangible Common Equity	$ 146,614	$ 142,805	$ 131,407

Total Assets	$ 1,672,242	$ 1,628,919	$ 1,420,210
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	469	501	612
Tangible Assets	$ 1,669,184	$ 1,625,829	$ 1,417,009

Tangible Common Equity to Tangible Assets	8.78%	8.78%	9.27%

	As of
Computation of Tangible Book Value per Common Share	3/31/2017	12/31/2016	03/31/2016
Total shareholders' equity	$ 149,672	$ 145,895	$ 134,608
Less:
Preferred stock	-	-	-
Common shareholders' equity	149,672	145,895	134,608
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	469	501	612
Tangible common shareholders' equity	146,614	142,805	131,407
Common shares issued	7,638,706	7,620,663	7,530,791
Less:
Shares of unvested restricted stock	98,176	96,594	138,423
Common shares outstanding	7,540,530	7,524,069	7,392,368
Book value per share	$ 19.85	$ 19.39	$ 18.21
Less:
Effects of intangible assets	$ 0.41	$ 0.41	$ 0.43

Tangible Book Value per Common Share	$ 19.44	$ 18.98	$ 17.78

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended
Computation of Efficiency Ratio	3/31/2017	12/31/2016	03/31/2016
Noninterest expense	$ 8,234	$ 7,768	$ 7,080
Less:
Amortization of intangible assets	31	32	40
Foreclosed real estate expenses	7	8	72
Adjusted noninterest expense	$ 8,196	$ 7,728	$ 6,968
Net interest income	$ 12,948	$ 13,288	$ 11,398
Noninterest income	1,266	401	672
Less:
Gains (losses) on sales of securities	165	(207)	-
Adjusted operating revenue	$ 14,049	$ 13,896	$ 12,070

Efficiency ratio	58.3%	55.6%	57.7%

	For the Quarter Ended
Computation of Return on Average Tangible Common Equity	3/31/2017	12/31/2016	03/31/2016
Net Income Attributable to Common Shareholders	$ 3,702	$ 3,323	$ 2,991
Total average shareholders' equity	148,349	143,152	133,474
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	469	501	612
Average tangible common equity	145,291	140,062	130,273

Annualized Return on Average Tangible Common Equity	10.33%	9.44%	9.23%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2017			March 31, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 68,416	$ 114	0.68%	$ 32,764	$ 37	0.45%
Securities (1)	101,857	861	3.38%	101,987	763	2.99%
Loans:
Commercial real estate	854,733	9,684	4.53%	714,059	8,350	4.63%
Residential real estate	179,783	1,590	3.54%	177,353	1,596	3.60%
Construction (2)	105,320	1,249	4.74%	86,482	969	4.43%
Commercial business	228,422	2,826	4.95%	165,987	2,190	5.22%
Home equity	13,717	150	4.43%	15,603	157	4.03%
Consumer	1,690	14	3.47%	1,738	21	4.87%
Total loans	1,383,665	15,513	4.48%	1,161,222	13,283	4.53%
Federal Home Loan Bank stock	8,020	79	3.98%	6,560	56	3.46%
Total earning assets	1,561,958	$ 16,567	4.24%	1,302,533	$ 14,139	4.29%
Other assets	59,681			54,733
Total assets	$ 1,621,639			$ 1,357,266

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 54,593	27	0.20%	$ 56,617	38	0.27%
Money market	343,992	566	0.67%	306,105	398	0.52%
Savings	111,012	185	0.68%	82,061	86	0.42%
Time	595,452	1,803	1.23%	454,312	1,218	1.08%
Total interest-bearing deposits	1,105,049	2,581	0.95%	899,095	1,740	0.78%
Borrowed Money	182,053	907	1.99%	145,444	866	2.35%
Total interest-bearing liabilities	1,287,102	$ 3,488	1.10%	1,044,539	$ 2,606	1.00%
Noninterest-bearing deposits	174,795			172,574
Other liabilities	11,393			6,679
Total liabilities	1,473,290			1,223,792
Shareholders' equity	148,349			133,474
Total liabilities and shareholders' equity	$ 1,621,639			$ 1,357,266
Net interest income (3)		$ 13,079			$ 11,533
Interest rate spread			3.14%			3.29%
Net interest margin (4)			3.35%			3.54%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $131 thousand and $135 thousand, respectively for the three months ended March 31, 2017 and 2016.
(4)	Net interest income as a percentage of earning assets.